Exhibit (h)(14)(iv)

RBC FUNDS TRUST
FOURTH AMENDMENT TO THE TRANSFER AGENT SERVICING
AGREEMENT

          THIS FOURTH AMENDMENT effective as of the 24th day of September, 2014, to the Transfer Agent Servicing Agreement, dated as of the 28th day of December, 2009, as amended July 1, 2011, November 27, 2012 and December 20, 2013 (the “Agreement”), is entered into by and between RBC FUNDS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

          WHEREAS, the parties have entered into the Agreement; and

          WHEREAS, the Trust and USBFS desire to amend the Agreement to add funds; and

          WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

          NOW, THEREFORE, the parties agree as follows:

          Amended Exhibit A is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

RBC FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC

By:	By:

Printed Name: Kathleen A. Gorman	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit A to the Transfer Agent Servicing Agreement

Fund Names

Separate Series of RBC Funds Trust

Name of Series
RBC Mid Cap Value Fund
Access Capital Community Investment Fund
Prime Money Market Fund
Tax-Free Money Market Fund
U.S. Government Money Market Fund
RBC Enterprise Fund
RBC Small Cap Core Fund
RBC SMID Cap Growth Fund
RBC Microcap Value Fund
BlueBay Emerging Market Corporate Bond Fund
BlueBay Emerging Market Select Bond Fund
BlueBay Global High Yield Fund
BlueBay Global Convertible Bond Fund
BlueBay Absolute Return Fund
RBC Emerging Markets Equity Fund
RBC Emerging Markets Small Cap Equity Fund
RBC Short Duration Fixed Income Fund
RBC Ultra-Short Fixed Income Fund
RBC BlueBay Total Return Credit Fund
RBC BlueBay Emerging Market Unconstrained Fixed Income Fund
RBC Small Cap Value Fund
RBC Global Opportunities Fund
RBC International Opportunities Fund